Exhibit 99.1

Intelligent Bio Solutions Reports Fiscal 2026 Full-Year Revenue Growth of 38% Year-over-Year, Driven by Reader Installed Base and High-Margin Cartridge Growth

Reader installed base grew 22% year-over-year, driving a 35% increase in total consumable cartridges to over 100,000 units

Full year gross profit margin expanded to 48.63%, up 778 basis points year-over-year

502 active customers as of June 30, 2026, reflecting continued commercial momentum across safety-critical industries

Company made substantial progress toward FDA clearance and planned market expansion during the year

NEW YORK, August 19, 2026 – Intelligent Bio Solutions Inc. (Nasdaq: INBS) (“INBS” or the “Company”), a medical technology company delivering intelligent, rapid, non-invasive testing solutions, today announced its financial results and operational highlights for the full year ended June 30, 2026, and provided a business update.

“Fiscal 2026 was a year of clear, compounding progress across every aspect of our business,” said Harry Simeonidis, President and CEO at Intelligent Bio Solutions. “We delivered record annual revenue of $4.2 million, a 38% increase year-over-year, driven by a 22% expansion in our reader installed base and a 35% increase in consumable cartridges. Our razor-razorblade model is gaining scale, with hardware placements generating the installed base and growing consumable utilization delivering recurring revenue. Entering fiscal 2027, we are focused on three priorities: sustaining the operational improvements driving gross margin expansion, continuing to accelerate commercial growth, and advancing our FDA regulatory program toward planned U.S. market entry. To that end, we have completed all clinical data collection across our FDA 510(k) clinical study program. Analysis of collected data is underway, and we remain on track for our FDA submission.”

“The financial results for fiscal 2026 reflect a business that is scaling with improving unit economics,” said Spiro Sakiris, CFO at Intelligent Bio Solutions. “Full-year gross profit grew 64% to $2.05 million and gross margin expanded 778 basis points to 48.63%. These improvements are a result of our transition to Syrma Johari as a high-quality, lower-cost manufacturing partner, an optimized product mix weighted toward higher-margin cartridge consumables, and the operational leverage that comes from growing volumes across a more efficient production base. Our sustained investment in marketing, sales, product awareness, and customer support has been the direct commercial driver behind our 38% revenue growth and the expanding utilization we are seeing across our installed base.”

Full Year Fiscal 2026 Financial Highlights

●	Total revenue of $4,215,175, up 38% year-over-year from $3,052,532.
●	Revenue increase of $1,162,643 year-over-year.
●	Gross profit of $2,049,994, up 64% year-over-year from $1,246,859.
●	Gross profit margin of 48.63%, up from 40.85% - an improvement of 778 basis points.
●	Reader installed base of 1,886 units as of June 30, 2026, up 22% from 1,545 units as of June 30, 2025.
●	Total consumable cartridges of 106,500 units, up 35% from 78,750 in fiscal 2025.
●	502 active customers as of June 30, 2026.

Progress Toward FDA Clearance and U.S. Market Expansion

INBS made substantial progress throughout fiscal 2026 in advancing its FDA 510(k) submission, supporting its planned entry into the multi-billion-dollar U.S. drug screening market beyond current Forensic Use Only settings. The Company’s regulatory program accelerated significantly, underpinned by a series of clinical and technical studies:

●	Initiated and completed a clinical cut-off study evaluating codeine detection cut-off levels in 40 adults, advancing the clinical evidence base for the 510(k) program.
●	Completed penetration testing, with no major vulnerabilities identified, strengthening the cybersecurity component of the submission package.
●	Initiated a multi-site method comparison study, designed to evaluate system accuracy when operated by intended end-users. The study was completed in early fiscal 2027.
●	Initiated an interference study examining the impact of everyday substances on the Intelligent Fingerprinting Drug Screening System. The study was completed in early fiscal 2027.
●	Initiated precision testing, evaluating reproducibility across varied manufacturing conditions and operating environments. The study was completed in early fiscal 2027, confirming reproducibility across more than 1,600 tests, three production runs, and three independent testing sites.
●	Initiated a usability study designed to evaluate how effectively operators could be trained to use the Intelligent Fingerprinting Drug Screening System. The study was completed in early fiscal 2027.
●	Initiated validation study for a rapid drug screening cartridge targeting 70% faster results.
●	Strengthened the Company’s European intellectual property portfolio with its eighth patent grant, further protecting its proprietary fingerprint drug screening technology.
●	The Company’s FDA 510(k) submission is on track for the second half of calendar 2026, progressing toward planned entry into the U.S. market, the world’s largest drug screening market.

Commercial Growth and Market Expansion

INBS continued to expand its commercial presence across international markets throughout fiscal 2026, supported by targeted investment in marketing, sales, and customer support infrastructure.

●	Active customer base grew to 502 accounts as of June 30, 2026.
●	Reader installed base expanded 22% to 1,886 units, with each new placement creating the recurring consumable demand that underpins the Company’s revenue model.
●	Total consumable cartridges grew 35% to 106,500 units, outpacing the rate of installed base growth and confirming deepening utilization among existing customers.
●	Commercial traction extended across safety-critical sectors including construction, manufacturing, transport and logistics, and mining, with continued growth across the UK, Europe, APAC, and the Middle East.

●	Strategic partnership secured with Bouygues UK, part of global construction group Bouygues Construction, for a drug-testing rollout, adding a significant new customer in a high-profile, safety-critical environment.
●	Strategic manufacturing transition to Syrma Johari, a high-quality, lower-cost manufacturing partner, with initial production runs successfully completed and shipments underway. This partnership is delivering a significant reduction in manufacturing costs, directly contributing to gross margin expansion.

Operational Efficiencies Strengthening Business Fundamentals

The improvement in gross profit margin from 40.85% to 48.63% year-over-year reflects the structural progress INBS has made in its production and commercial operations throughout fiscal 2026:

●	The transition of reader manufacturing is expected to be transformational for the Company’s cost structure and is expected to support long-term margin improvement. This positions INBS to achieve materially stronger unit economics as the installed base and production volumes continue to grow.
●	Increasing economies of scale in manufacturing and distribution as production volumes grew.
●	Continued optimization of product mix, with higher-margin cartridge consumables representing a growing proportion of total revenue.
●	Increased investment in customer support, contributing directly to higher consumables utilization rates across the installed base and reinforcing recurring revenue generation.

About Intelligent Bio Solutions Inc.

Intelligent Bio Solutions Inc. (Nasdaq: INBS) is a medical technology company delivering intelligent, rapid, non-invasive testing solutions. The Company believes that its Intelligent Fingerprinting Drug Screening System will revolutionize portable testing through fingerprint sweat analysis, which has the potential for broader applications in additional fields. Designed as a hygienic and cost-effective system, the test screens for the recent use of drugs commonly found in the workplace, including opiates, cocaine, methamphetamine, and cannabis. With sample collection in seconds and results in under ten minutes, this technology would be a valuable tool for employers in safety-critical industries. The Company’s current customer segments outside the U.S. include construction, manufacturing and engineering, transport and logistics firms, mining, drug treatment organizations, and coroners.

For more information, visit: https://ibs.inc/

Forward-Looking Statements

Some of the statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties. Forward-looking statements in this press release include, without limitation, statements regarding Intelligent Bio Solutions Inc.’s ability to successfully develop and commercialize its drug and diagnostic tests, realize commercial benefits from its partnerships and collaborations, secure regulatory clearance or approvals, and timelines to enter the U.S. market, among others. Although Intelligent Bio Solutions Inc. believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, actual results may differ materially from those expressed or implied by such statements. Intelligent Bio Solutions Inc. has attempted to identify forward-looking statements by terminology, including “believes,” “estimates,” “anticipates,” “expects,” “plans,” “projects,” “intends,” “potential,” “may,” “could,” “might,” “will,” “should,” and “approximately,” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including those described in Intelligent Bio Solutions’ public filings with the U.S. Securities and Exchange Commission. Any forward-looking statements contained in this release speak only as of the date of this release. Intelligent Bio Solutions undertakes no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

Company Contact

Intelligent Bio Solutions Inc.

info@ibs.inc

Investor & Media Contact

Valter Pinto, Managing Director

KCSA Strategic Communications

PH: (212) 896-1254

INBS@kcsa.com

— Financial tables to follow —

Intelligent Bio Solutions Inc.

Consolidated Balance Sheets

	As of June 30,	As of June 30,
	2026	2025
ASSETS
Current assets
Cash and cash equivalents	$3,992,312	$1,019,909
Accounts receivable, net	848,464	594,614
Inventories, net	418,577	635,215
Research and development tax incentive receivable	806,951	734,408
Assets held for sale	-	327,500
Prepaid expenses and other current assets	1,030,932	826,976
Total current assets	7,097,236	4,138,622
Property and equipment, net	294,399	251,325
Operating lease right-of-use assets	1,751,040	69,520
Intangibles, net	2,799,161	3,790,319
Total assets	$11,941,836	$8,249,786

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$4,130,213	$4,534,246
Current portion of operating lease liabilities	147,005	84,659
Current employee benefit liabilities	651,706	534,990
Notes payable	-	197,146
Total current liabilities	4,928,924	5,351,041
Employee benefit liabilities, less current portion	49,931	84,921
Operating lease liabilities, less current portion	1,672,155	-
Total liabilities	6,651,010	5,435,962
Commitments and contingencies

Shareholders’ equity
Common stock, $0.01 par value, 100,000,000 shares authorized, 2,905,615 and 2,905,603 shares issued and outstanding, as of June 30, 2026, respectively; 732,339 and 732,327 shares issued and outstanding, as of June 30, 2025, respectively*	29,056	7,324
Treasury stock, at cost, 12 shares as of June 30, 2026 and 2025, respectively*	(1)	(1)
Additional paid-in capital*	80,992,006	65,849,822
Accumulated deficit	(74,964,040)	(62,533,065)
Accumulated other comprehensive loss	(546,186)	(327,944)
Total consolidated Intelligent Bio Solutions Inc. equity	5,510,835	2,996,136
Non-controlling interest	(220,009)	(182,312)
Total shareholders’ equity	5,290,826	2,813,824
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$11,941,836	$8,249,786

*	Common stock and per share amounts have been retroactively adjusted to reflect a 1-for-10 reverse stock split effected on December 15, 2025, throughout the consolidated financial statements unless otherwise stated.

Intelligent Bio Solutions Inc.

Consolidated Statements of Operations and Other Comprehensive Income (Loss)

	Year ended June 30,
	2026	2025
Revenue	$4,215,175	$3,052,532
Cost of revenue (exclusive of amortization shown separately below)	(2,165,181)	(1,805,673)
Gross profit	2,049,994	1,246,859

Other income
Government support income	677,776	816,901

Operating expenses
Selling, general and administrative expenses	(10,502,161)	(8,918,468)
Development and regulatory approval expenses	(3,371,292)	(2,396,513)
Depreciation and amortization	(1,163,847)	(1,207,875)
Impairment of long-lived assets	(298,555)	(220,062)
Total operating expenses	(15,335,855)	(12,742,918)
Loss from operations	(12,608,085)	(10,679,158)

Other income (expense), net
Interest expense	(10,736)	(26,339)
Realized foreign exchange gain (loss)	39,820	(911)
Interest income	110,329	101,522
Total other income, net	139,413	74,272
Net loss	(12,468,672)	(10,604,886)
Net loss attributable to non-controlling interest	(37,697)	(36,153)
Net loss attributable to Intelligent Bio Solutions Inc.	$(12,430,975)	$(10,568,733)

Other comprehensive (loss) income
Foreign currency translation (loss) gain	(218,242)	384,670
Total other comprehensive (loss) income	(218,242)	384,670
Comprehensive loss	(12,686,914)	(10,220,216)
Comprehensive loss attributable to non-controlling interest	(37,697)	(36,153)
Comprehensive loss attributable to Intelligent Bio Solutions Inc.	$(12,649,217)	$(10,184,063)

Net loss per share, basic and diluted*	$(8.44)	$(20.04)
Weighted average shares outstanding, basic and diluted*	1,472,744	527,364

*	Common stock and per share amounts have been retroactively adjusted to reflect a 1-for-10 reverse stock split effected on December 15, 2025, throughout the consolidated financial statements unless otherwise stated.